Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights for Growth Opportunities Fund” and “Representations and Warranties” in the Combined Information Statement/Prospectus and to the incorporation by reference of our reports, dated February 17, 2014, of the Hartford Growth HLS Fund and the Hartford Growth Opportunities HLS Fund included in the Annual Reports to Shareholders for the year ended December 31, 2013, in this Registration Statement for Harford HLS Series Fund II, Inc. on Form N-14.

We also consent to the references to our firm under the captions “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” and to the incorporation by reference of our reports, dated February 15, 2013, included in the December 31, 2012 Annual Reports to Shareholders included in the Combined Statement of Additional Information, dated May 1, 2013, of which Statement of Additional Information is incorporated by reference in this Registration Statement for Harford HLS Series Fund II, Inc. on Form N-14.

/s/Ernst & Young LLP

Minneapolis, Minnesota

March 12, 2014